Exhibit 4.9(x)

Portions of this exhibit have been omitted because it is not both material and is the type that the registrant treats as private or confidential.

THE SYMBOL “[REDACTED]” DENOTES PLACES WHERE CERTAIN IDENTIFIED.

Small Enterprise Credit Facility Loan Contract

(Co-Borrower Model)

Contract Number: 0231000195240723403391

Dear Customer: To protect your rights and interests, please read all terms of this contract carefully before signing, especially those with bold headings and bold text, and pay attention to your rights and obligations under this contract. If you have any questions regarding this contract, please consult the lending bank. For business complaints, please call the Postal Savings Bank customer service hotline at 95580.

In accordance with relevant national laws and regulations, the parties listed in the specific terms of this contract have reached an agreement through consultation and hereby enter into this contract. This contract is lawfully negotiated and concluded by the signing parties (see Article 1 of the Specific Terms for details of the signing parties) on the basis of equality and voluntariness, and all contract terms represent the true intentions of the parties.

Part I: General Terms

Article 1: Contract Parties. See Article 1 of the Specific Terms of this contract. The borrower includes the corporate borrower and the individual borrower. Where this contract separately refers to the corporate borrower or the individual borrower, it refers to only one of the parties.

Article 2: Credit Facility

The credit facility referred to in this contract means the maximum amount of credit that the lender, based on a comprehensive assessment of the borrower’s credit standing, financial condition, collateral status, and funding needs, among other factors, allows the borrower to apply for and use under certain conditions. This credit facility may be used for working capital loans or other business, subject to the terms of this contract and the relevant drawdown notices and loan receipts.

2.1 The credit facility refers to the maximum outstanding loan balance at any point in time under this contract. The specific amount and currency are set forth in Article 2 of the Specific Terms. The loan amount refers to the amount determined for each specific drawdown under this contract and shall be as specified in the corresponding drawdown notice (including loan receipt).

2.2 The “credit facility” specified in this contract does not represent a commitment by the lender to extend credit to the borrower. When using the credit facility under this contract, the borrower may submit applications on a transaction-by-transaction basis based on the lender’s specific products. The lender has the right to review each application based on factors such as its own funding position, the borrower’s operating condition, and the intended use of funds, and to decide whether to approve the disbursement. The specific drawdown method shall be determined by the drawdown notice (including loan receipt). The lender shall review each application individually. If approved, the lender shall provide the loan and other services to the borrower. The type of credit facility and product category shall be as specified in the corresponding drawdown notice (including loan receipt) under this contract.

2.3 For applications made under the credit facility in accordance with this contract, this contract (including drawdown notices and loan receipts) shall be deemed to represent the true intention of the parties regarding the loan.

Article 3: Loan Purpose. The specific purpose shall be as specified in the corresponding drawdown notice (including loan receipt) under this contract.

Article 4: Loan Term. See Article 3 of the Specific Terms of this contract. The specific term of each individual loan shall be as specified in the loan receipt or the business information retained in the lender’s business system. The term of an individual loan shall commence on the date the loan funds are credited to the borrower’s designated account and shall end on the date the principal and final interest for that individual loan, as specified in the corresponding drawdown notice (including loan receipt) under this contract, are fully repaid.

If a drawdown notice provides for multiple disbursements, the maturity date of each disbursement shall not exceed the final maturity date specified in the drawdown notice.

Article 5: Loan Interest Rate, Default Interest Rate, and Interest Calculation and Settlement

5.1 Loan Interest Rate. The specific rate shall be as specified in the corresponding drawdown notice (including loan receipt) under this contract.

5.1.1 LPR (Loan Prime Rate) as used in this contract and the corresponding drawdown notice refers to the loan market quoted rate published by the National Interbank Funding Center (www.shibor.org). LIBOR/HIBOR/SIBOR/NIBOR refer to the London/Hong Kong/Singapore/New York interbank offered rates for the corresponding tenor.

5.1.2 The loan interest rate referred to in this clause is an annualized rate calculated using the simple interest method. The rate shall be converted using the following formulas: quarterly rate = annual rate / 4, monthly rate = annual rate / 12, daily rate = annual rate / 360. The actual interest rate shall be as specified in the loan receipt.

5.1.3 The borrower will not be notified of adjustments to the selected LPR/LIBOR/HIBOR/SIBOR/NIBOR made after the execution of the corresponding drawdown notice under this contract. If the selected LPR/LIBOR/HIBOR/SIBOR/NIBOR ceases to be published, the lender has the right to redetermine the interest rate under this contract based on prevailing interest rate policies and industry practice. The redetermined rate shall not be lower than the originally agreed rate, and the lender shall promptly notify the borrower. If the borrower objects, it shall promptly negotiate with the lender. If negotiation fails, the lender has the right to accelerate the loan, and the borrower shall immediately repay all outstanding principal and interest.

5.1.4 If the loan interest rate at the time of execution of this contract and the corresponding drawdown notice is set at a discount to the selected LPR/LIBOR/HIBOR/SIBOR/NIBOR, the lender has the right to reassess annually the interest rate concession granted to the borrower. Based on changes in national policies, the borrower’s credit standing, loan collateral, or other relevant factors, the lender may, at its sole discretion, cancel the interest rate concession in whole or in part and promptly notify the borrower. If any of the following events occur with respect to the borrower, the lender may unilaterally cancel the original interest rate concession and adjust the loan interest rate to the selected LPR or LPR plus a spread:

5.1.4.1 The borrower defaults during the loan term.

5.1.4.2 During the loan term, the borrower’s credit standing undergoes a material adverse change, or the lender believes an event has occurred that may affect the borrower’s ability to perform its obligations.

5.2 Default interest rate

5.2.1 For any loan principal that the borrower fails to repay by the date specified in the contract (including drawdown notices and loan receipts), including principal declared immediately due and payable, the lender has the right to charge default interest from the date of default until the full repayment of principal and interest, calculated at the default interest rate and in accordance with the interest settlement method specified in this contract. For any interest not paid when due, the lender has the right to charge compound interest at the default interest rate and in accordance with the interest settlement method specified in this contract. The default interest rate shall be determined by adding 50% to the loan interest rate.

5.2.2 For any principal amount of the loan used by the borrower not in accordance with the purposes stipulated in the contract (including the drawdown request and the loan receipt), the lender shall have the right to charge default interest from the date on which the loan was used not in accordance with the agreed purposes until the date on which all principal and interest are fully repaid, at the default interest rate and in accordance with the interest settlement method agreed in this contract. Interest that is not paid when due shall be compounded at the default interest rate and in accordance with the interest settlement method agreed in this contract. The default interest rate shall be determined by adding 100% to the loan interest rate.

5.2.3 For any loan used by the borrower not in accordance with the contract (including the drawdown request and the loan receipt) and not repaid on the date agreed in the contract (including the date on which the loan is declared prematurely due), the lender shall have the right to charge default interest from the date on which the borrower commits the aforesaid breach until the date on which all principal and interest are fully repaid, at the default interest rate and in accordance with the interest settlement method agreed in this contract. Interest that is not paid when due shall be compounded at the default interest rate and in accordance with the interest settlement method agreed in this contract. The default interest rate shall be determined by adding 100% to the loan interest rate.

5.2.4 If the loan interest rate is adjusted in accordance with the contract (including the drawdown request and the loan receipt), the default interest rate shall be adjusted accordingly, and the adjustment period for the default interest rate shall be the same as the adjustment period for the interest rate.

5.3 Interest calculation

Loan interest shall accrue from the date on which each individual loan is disbursed to the borrower’s account. The method of calculating interest for loans under this contract (including the drawdown request and the loan receipt) shall vary depending on the repayment method and may be calculated on a daily, monthly, or quarterly basis. The calculation method is set forth in section 5.1.2.

5.4 Interest settlement

5.4.1 For borrowings under this contract (including the drawdown request and the loan receipt), interest shall be settled on a monthly (or quarterly) basis from the actual date of disbursement, with the settlement date being the 20th day of each month (or quarter). The settlement date shall also be the repayment date. If the settlement date falls on a non-business day, the borrower shall still repay on the settlement date. If the borrower’s repayment account does not have sufficient funds to cover the current principal and interest due, repayment may be deferred to the next banking business day, during which period normal interest shall accrue on the principal at the normal rate. If the borrower fails to repay the full amount of the current principal and interest on the first banking business day following such deferral, the overdue status shall be determined as of the original settlement date. Upon maturity of the loan, all interest shall be paid together with the principal.

5.4.2 After the settlement date, for any interest that should have been paid but remains unpaid, the lender shall have the right to compound such interest at the settlement method and the overdue default interest rate applicable to the relevant loan as agreed in this contract (including the drawdown request).

Article 6 Conditions for Loan Disbursement

Except to the extent waived in whole or in part by the lender, the lender shall be obligated to disburse the loan only if the following preconditions are continuously satisfied:

6.1 The information provided by the borrower is true, complete, and valid.

6.2 The borrower has completed all approvals, registrations, deliveries, insurance, and other statutory procedures related to the loan under this contract.

6.3 No event of default as stipulated in this contract or any circumstance that may jeopardize the safety of the lender’s claims as agreed in this contract has occurred with respect to the borrower.

6.4 No laws, regulations, administrative rules, or other normative documents prohibit or restrict the lender from disbursing the loan under this contract.

6.5 No adverse circumstances have arisen that, in the lender’s opinion, affect the borrower’s creditworthiness or the safety of the loan funds.

6.6 All other conditions for drawdown stipulated by laws, regulations, and this contract have been satisfied.

Article 7 Fees, subject to the provisions of Article 6 of the special terms of this contract.

7.1 Fees arising from the conclusion and performance of this contract, including but not limited to insurance, appraisal, registration, custody, appraisal, and notarization fees, shall be borne by the parties to the contract in accordance with the requirements of laws, regulations, administrative rules, and other normative documents. If such laws, regulations, administrative rules, and other normative documents do not provide for such fees, the parties may agree otherwise.

7.2 Any expenses actually incurred by the lender for the realization of its claims (including but not limited to litigation fees, attorney fees, enforcement fees, arbitration fees, property preservation fees, travel expenses, auction fees, service fees, and publication fees, as well as other reasonable expenses) shall be borne by the borrower. Any expenses advanced by the lender to protect its own interests may be recovered from the borrower at any time, and interest at the demand deposit rate shall accrue on such advances from the date of advancement.

Article 8 Loan Drawdown, subject to the provisions of Article 4 of the special terms of this contract and the corresponding drawdown request.

8.1 The execution of a drawdown request or loan receipt, loan drawdown, loan modification, loan repayment, and loan settlement by the borrower (enterprise) or the borrower (individual) shall be deemed the common expression of intent of all borrowers and a joint disposition of the loan under this contract. During the term of this contract, all borrowers (individuals) authorize the borrower (enterprise) to execute drawdown requests or loan receipts, loan drawdowns, loan modifications, loan repayments, and loan settlements, whether online or offline. The execution of drawdown requests or loan receipts, loan drawdowns, loan modifications, loan repayments, and loan settlements by the borrower (enterprise), whether online or offline, shall be deemed a joint action of the borrower (enterprise) and the borrowers (individuals), and all borrowers (individuals) shall be jointly and severally liable for the resulting obligations, including the repayment of debts.

8.2 When applying for a loan drawdown offline, the borrower shall submit a small enterprise credit facility drawdown request. When applying for partial drawdowns offline, the borrower shall submit a small enterprise loan drawdown application. After the lender reviews and approves the foregoing documents, the lender shall disburse the loan as agreed. The loan amount, term, purpose, interest rate, and repayment method for offline transactions shall be determined in accordance with the corresponding drawdown request under this contract and the provisions of the China Postal Savings Bank small enterprise legal person credit facility loan receipt. The small enterprise credit facility drawdown request and the China Postal Savings Bank small enterprise legal person credit facility loan receipt are integral parts of this contract and shall have the same legal effect as this contract.

8.3 When applying for a loan drawdown online, the borrower shall complete the online application as required by the lender. After review and approval, the lender shall disburse the loan as agreed. The loan amount, term, purpose, interest rate, and repayment method shall be determined in accordance with the system business information, relevant electronic vouchers, electronic drawdown requests, or the China Postal Savings Bank small enterprise legal person credit facility loan receipt (online) that are effective in the lender’s relevant business system and confirmed by the lender. Such system business information, relevant electronic vouchers, or loan receipt information constitute integral parts of this contract and shall have the same legal effect as this contract.

Article 9 Disbursement Account, subject to the provisions of the corresponding drawdown request under this contract.

The borrower authorizes the lender to disburse the loan into the disbursement account, with loan interest calculated from the actual date of disbursement. If the borrower changes the disbursement account, the lender’s consent is required, and the replacement account must be opened at the lending bank.

Article 10: Payment Methods

The payment of the loan under this contract may be made using the following two payment methods. The specific payment method shall be determined upon the borrower’s application and the lender’s approval after review.

10.1 Lender-Entrusted Payment

10.1.1 The borrower shall submit relevant transaction documents in the manner and within the time period required by the lender and shall cooperate with the lender in making relevant detailed records as required. The specific entrusted payment recipient shall be as set out in the entrusted payment list.

10.1.2 In the case of lender-entrusted payment, the lender shall transfer the loan funds to the loan disbursement account and then directly pay the loan funds from the loan disbursement account to the account of the borrower’s transaction counterparty. The borrower shall not dispose of the loan funds in any form (including but not limited to transfer or withdrawal).

10.1.3 The lender shall conduct a formal review of the payment amount, payment time, payment recipient, payment method, and handling account based on the documents provided by the borrower. After completing the formal review of the above payment elements and determining that they meet the lender’s requirements, the lender shall pay the loan funds to the borrower’s transaction counterparty. Once the loan funds enter the account of the transaction counterparty provided by the borrower, the lender shall be deemed to have fulfilled its entrusted payment obligation. The borrower shall promptly check whether the payment was successful within one business day after the payment date. If unsuccessful, the borrower shall immediately notify the lender. The borrower shall ensure that its transaction counterparty matches the specific use of the loan and the transaction documents.

10.1.4 The lender’s formal review of the above payment elements does not constitute the lender’s confirmation of the authenticity, legality, or compliance of the transaction, nor does it mean that the lender has intervened in any dispute between the borrower and its transaction counterparty or any third party, or that the lender assumes any liability or obligation of the borrower. The borrower shall compensate the lender for all losses incurred by the lender as a result of the entrusted payment.

10.1.5 If the loan funds are not successfully paid or are not paid in a timely manner to the account of the borrower’s transaction counterparty due to reasons not attributable to the lender’s fault, such as incomplete, untrue, inaccurate documents provided by the borrower, inconsistency with the specific use of the loan, or conflicts between information, the following provisions shall apply:

10.1.5.1 All consequences arising therefrom, including but not limited to all losses caused by the failure to successfully pay or timely pay the loan funds to the account of the borrower’s transaction counterparty, shall be borne by the borrower. The lender shall not bear any liability, and the borrower shall compensate the lender for all losses incurred by the lender as a result.

10.1.5.2 The borrower shall not dispose of such portion of the loan funds in any form (including but not limited to transfer or withdrawal).

10.1.5.3 The borrower shall fulfill obligations such as re-submitting documents and correcting documents as required by the lender.

If the borrower breaches any of the above provisions, the lender shall have the right to accelerate the repayment of such portion of the loan funds.

10.1.6 All risks, liabilities, and losses arising from the failure, error, or delay of payment of loan funds not caused by the lender’s fault shall be borne by the borrower. The lender shall not bear any liability. The borrower shall compensate the lender for all losses incurred by the lender as a result.

10.2 Borrower-Directed Payment

After the lender disburses the loan funds to the loan disbursement account based on the borrower’s drawdown request, the borrower shall make payment to its transaction counterparty on its own. The borrower shall ensure that its transaction counterparty matches the specific use of the loan and the transaction documents, and shall periodically report the payment status of the loan funds on a consolidated basis. The lender shall have the right to verify whether the loan payment complies with the agreed use through account analysis, document inspection, or on-site investigation. If the borrower adopts the borrower-directed payment method, it shall submit an actual payment list within the time period specified by the lender after the loan disbursement. If the borrower fails to submit the actual payment list in the agreed format or within the agreed time, the lender shall have the right to pursue the borrower’s liability for breach of contract under this contract.

10.3 Regardless of whether lender-entrusted payment or borrower-directed payment is adopted, once the loan funds enter the loan disbursement account, the lender shall be deemed to have fulfilled its disbursement obligation. The borrower shall ensure that the loan disbursement account remains in normal status (including but not limited to not being frozen by competent authorities). All risks, liabilities, and losses arising from the freezing, deduction, or seizure of the loan funds by competent authorities after they enter the loan disbursement account shall be borne by the borrower. The borrower shall compensate the lender for all losses incurred by the lender as a result.

10.4 Change of payment method

If any of the following circumstances occurs, the lender shall have the right to change the payment method of the loan funds, including but not limited to adjusting the applicable circumstances for entrusted payment (e.g., adjusting the amount threshold for entrusted payment) or changing the payment method for a single drawdown of the loan:

10.4.1 The borrower commits any event of default as agreed in this contract.

10.4.2 The borrower experiences any circumstance agreed in this contract that may jeopardize the lender’s claims.

10.4.3 Any other circumstance where the lender deems it necessary to change the payment method of the loan funds.

If the lender changes the payment method, the borrower shall fulfill obligations such as re-submitting documents in accordance with the provisions of this contract and the lender’s requirements.

Article 11: Repayment

11.1 Repayment method: The specific repayment method shall be as agreed in the corresponding drawdown notice under this contract. The repayment schedule generated in the lender’s system based on this contract (including the drawdown notice) is an integral part of this contract and has the same legal effect as this contract.

11.2 Repayment agreement

The borrower shall deposit the full amount of the current installment due into the designated repayment account before 16:00 on the repayment date agreed in this contract (including the drawdown notice), and the lender shall deduct the amount on the interest settlement date.

11.3 Repayment Account

The specific repayment account information shall be as agreed in the corresponding drawdown notice under this contract. The lender shall have the right to manage the inflow and outflow of funds in this account, including:

(1) The timing of the receipt of incoming funds: Incoming funds shall be received before the loan maturity date.

(2) Other requirements proposed by the lender.

If the borrower’s corporate account provided to the lender is frozen, deducted, changed, or has insufficient balance, resulting in the lender’s inability to fully deduct the principal and interest, the borrower shall promptly provide a new repayment account to the lender or timely replenish the account balance so that the lender can fully deduct the loan principal and interest on time. Under the above circumstances, if the lender cannot fully recover the due principal and interest on time due to the borrower’s fault, the borrower shall bear the corresponding liability for breach of contract.

11.4 Early Repayment

If the borrower applies for early repayment, the borrower shall submit a written application to the lender in advance. Upon the lender’s approval, the borrower may repay part of the principal in advance or settle the loan in full in advance (no written application is required for self-service repayment through electronic channels).

11.4.1 For loans repaid in installments, if the borrower applies for early repayment of the entire loan, the lender shall calculate the loan interest based on the remaining principal of the loan for the actual number of days from the last repayment date to the early repayment date. If the borrower applies for early repayment of part of the loan, the lender shall first deduct from the repayment application amount the loan interest calculated based on the actual number of days of use during the period in which the early repayment date falls and the full installment of the loan principal for the current period, and then apply the remaining repayment application amount to repay the loan principal in advance.

11.4.2 After early repayment of part of the loan, the borrower shall repay the loan principal and interest in accordance with the periodic repayment amount determined based on the remaining loan principal, the remaining term, and the current loan interest rate in effect.

11.5 For repayment methods involving specific online business, special repayment methods may be adopted, which are not subject to the requirement of repayment on the corresponding date. The specific repayment method may be agreed upon in the special provisions of the drawdown notice corresponding to this contract.

11.6 If the borrower’s payment is insufficient to discharge all debts, unless otherwise agreed by the parties, repayment shall be made in the following order:

The borrower’s repayment shall first be used to repay all expenses agreed in this contract to be borne by the borrower but advanced by the lender, as well as the lender’s costs of realizing the creditor’s rights. The remaining amount shall be applied first to interest and then to principal. For non-performing loans that have already been impaired, the order of discharge and application of the borrower’s payment shall be determined by the lender.

Article 12 Term Adjustment, subject to the provisions of the drawdown notice corresponding to this contract.

12.1 In principle, the borrower’s application for loan extension shall be submitted 30 working days before the loan repayment date. Upon the lender’s approval, the parties shall handle the relevant procedures. The cumulative extension period for short-term loans shall not exceed the original loan term. The cumulative extension period for medium-term loans shall not exceed half of the original loan term. The cumulative extension period for long-term loans shall not exceed three years. If the original loan term plus the extension period reaches a new interest rate term grade, loan interest shall be calculated based on the new interest rate term grade from the date of extension. Interest already collected shall not be adjusted.

12.2 If the borrower applies to shorten the loan term, the borrower shall submit a written application for loan term shortening to the lender five working days before the repayment date of the loan. Upon the lender’s review and approval, the parties shall handle the relevant procedures. If the loan term is shortened and the new loan term reaches a new interest rate term grade, the repayment plan shall be recalculated from the date of shortening based on the new loan interest rate, the shortened loan term, and the remaining loan principal.

12.3 For loans repaid in installments, when the borrower applies to adjust the loan term, the borrower shall first repay any overdue loan principal and interest (if any), the full installment of loan principal for the period to which the term adjustment date belongs, and the normal interest accrued from the last interest settlement date to the term adjustment date based on the actual number of days.

Article 13 Rights and Obligations of the Lender

13.1 The lender shall disburse the loan in accordance with this contract and related contracts (including drawdown notices, etc.) and documents, except for delays caused by the borrower or reasons not attributable to the lender.

13.2 The lender has an obligation to take appropriate confidentiality measures regarding the borrower’s trade secrets and information concerning personal credit, financial condition, financial data, and production and operations provided by the borrower. This confidentiality obligation shall not terminate upon the termination of this contract, except as otherwise provided in this contract or by laws and regulations.

13.3 Under the following circumstances, the lender has the right to process sensitive personal information provided by the borrower (natural person):

13.3.1 Processing personal information after obtaining the consent of the borrower (natural person).

13.3.2 Processing personal information as necessary for the conclusion or performance of a contract to which the borrower is a party.

13.3.3 Processing personal information as necessary to fulfill statutory duties or legal obligations.

13.3.4 Processing personal information as necessary to respond to public emergencies or to protect the life, health, and property safety of the borrower (natural person) in an emergency.

13.3.5 Processing personal information within a reasonable scope for the public interest, such as news reporting and public opinion supervision.

13.3.6 Processing personal information voluntarily disclosed by the borrower (natural person) or other personal information already lawfully disclosed, within the scope permitted by law.

13.3.7 Other circumstances provided by laws and administrative regulations.

13.4 The lender has the right, for the purpose of concluding and performing this contract, to query, retain, and use the borrower’s relevant information through the financial credit information basic database, other legally established credit databases, and the bank’s computer systems, in accordance with relevant national regulations.

13.5 The borrower (enterprise) and the borrower (natural person) authorize the lender to provide basic enterprise information and basic natural person information (including marital status, occupation information, correspondence address, education information, etc.), credit information, and transaction records generated during the conclusion and term of this contract to the financial credit information basic database and other legally established credit databases for inquiry and use by qualified institutions or individuals. The borrower has been explicitly informed in advance and agrees that the lender may provide default information under this contract to the financial credit information basic database and other legally established credit databases.

13.6 Sensitive personal information refers to personal information that, once leaked or illegally used, may easily infringe upon the personal dignity of a natural person or harm personal or property safety, including biometric identification, religious beliefs, specific identity, medical health, financial accounts, whereabouts and trajectory information, as well as personal information of minors under the age of 14. The lender processes the borrower’s sensitive personal information, such as biometric identification and financial accounts, only when required by applicable laws and regulations or necessary for providing relevant services.

The sensitive personal information provided by the borrower (natural person) is necessary for conducting business. In the event of a leak, it may affect the borrower’s rights or pose risks. The lender shall take necessary measures to ensure information security, preventing illegal access, copying, modification, transmission, loss, destruction, processing, or use under accidental or unauthorized circumstances. The lender shall retain the sensitive personal information of the borrower (natural person) only for the period necessary to achieve business purposes, comply with legal and regulatory requirements, and address potential dispute resolution (such as litigation).

13.7 The lender has the right to require each borrower to repay the loan principal, interest, and all types of expenses incurred in realizing the creditor’s rights on schedule, to exercise other rights stipulated in this contract, and to require the borrower to perform its other obligations under this contract. If the borrower defaults, the lender has the right to claim all creditor’s rights against any borrower.

13.8 For any amounts due and unpaid by the borrower under this contract and related contracts (including drawdown notices, etc.) and documents, the borrower hereby irrevocably authorizes the lender to directly deduct from any account opened by the borrower with China Postal Savings Bank and its branches, in accordance with the provisions of this contract (including drawdown notices), the loan principal, interest, default penalty, compensation, and insurance premiums (if any) that the borrower is required to bear under mandatory provisions of laws and administrative regulations, without obtaining the borrower’s prior consent. Amounts not yet due in such accounts shall be deemed accelerated and due. If the currency of the amounts in the account differs from the loan currency, the lender has the right to convert such amounts into the loan currency at the prevailing foreign exchange rate on that day for loan repayment. If foreign exchange settlement, sale, or purchase procedures are required, the borrower shall assist the lender in completing such procedures, and the exchange rate risk shall be borne by the borrower. When the lender deducts the borrower’s unmatured time deposits, if full early withdrawal is required, interest shall be calculated at the demand deposit interest rate published on the withdrawal date. If partial early withdrawal is required, the early withdrawn portion shall accrue interest at the demand deposit interest rate published on the withdrawal date, and the remaining portion shall accrue interest at the time deposit interest rate applicable on the deposit account opening date upon maturity. Any interest loss arising from such deduction shall be borne by the borrower. In addition, the lender has the right to inquire into the aforementioned accounts and to inspect the borrower’s use of funds at any time.

13.9 If the borrower experiences any circumstances that may affect the security of the loan or the performance of the debt, the lender may require the borrower to rectify within a specified period, implement measures to secure the creditor’s rights, provide effective guarantees, or reduce or cancel the borrower’s credit line, suspend loan disbursement, declare the loans under this contract and other contracts prematurely due, or recover the loans early.

13.10 The lender has the right to understand and inquire about the borrower’s business operations, credit standing, loan usage, and performance of the loan contract, and to require the borrower to periodically provide financial statements and other relevant materials (subject to specific product policy requirements).

13.11 If the lender discovers that the borrower has illegally incurred new local government implicit debt, the lender shall suspend loan disbursement. For loan contracts already signed, drawdown shall be suspended.

13.12 Other rights and obligations as stipulated by laws, regulations, or agreed upon by the parties.

Article 14: Borrower’s Rights and Obligations

14.1 The borrower has the right to require the lender to disburse the loan in accordance with the contract (including drawdown notices, loan receipts, etc.).

14.2 The borrower has the right to require the lender to keep confidential the financial materials and business secrets related to production and operations provided by the borrower, except as otherwise provided by laws, regulations, rules, requirements of competent authorities, or as otherwise agreed by the parties.

14.3 The borrower (natural person) has the relevant legal rights (within the scope permitted by applicable laws and regulations) regarding the personal information held by the lender concerning the borrower (natural person). The borrower (natural person) may request access to, copy, correct, supplement, or delete the personal data processed by the lender concerning the borrower, and withdraw consent for the lender to process personal information, by calling the Postal Savings Bank customer service hotline: [REDACTED]. When the borrower (natural person) withdraws consent for the lender to process the relevant personal data, the lender shall no longer process the corresponding personal information of the borrower (natural person). However, the withdrawal of consent by the borrower (natural person) shall not affect the processing of personal information that was carried out based on the borrower’s (natural person’s) consent prior to such withdrawal. If the information for which the borrower (natural person) intends to withdraw consent is necessary for the lender to provide services, the borrower (natural person) should withdraw such consent only before the lender provides the relevant services or after the relevant services have been terminated.

14.4 All debts under this contract are joint and several debts. The borrower (enterprise) and the borrower (natural person) shall bear joint and several liability for all debts under this contract and shall repay the loan principal and interest under this contract on schedule in accordance with this contract, the small enterprise credit facility drawdown notice, the China Postal Savings Bank small enterprise legal person credit facility loan receipt, and related contracts and documents.

14.5 The borrower shall use the loan for the purposes specified in this contract (including drawdown notices and loan receipts) and shall not misappropriate, divert, or use the bank loan for illegal or irregular transactions. The borrower shall cooperate with and accept the lender’s inspection and supervision of its production, operations, financial activities, and the use of the loan under this contract. The borrower shall not withdraw capital, transfer assets, or use related-party transactions to evade debts owed to the lender. The borrower shall not use false contracts with related parties or pledge receivables such as notes receivable or accounts receivable without genuine trade background to the bank to obtain bank funds or credit. The loan shall not be used for purchasing residential properties or repaying residential mortgage loans, nor for investment in stocks, bonds, futures, financial derivatives, or asset management products, nor for equity investments, nor for any other purposes prohibited by laws and regulations.

14.6 If the borrower uses the loan under this contract for manufacturing, construction, or engineering projects, the borrower shall comply with relevant national environmental protection regulations.

14.7 If the loan under this contract involves the acquisition of fixed assets or project construction, the borrower shall ensure that the proposed project complies with national industrial, land, environmental, and other relevant policies, has completed the legal management procedures for fixed asset investment projects as required, and is free from any illegal or irregular circumstances. The borrower shall ensure that capital or other funds to be raised are fully contributed in the required amounts and on schedule, and that the project progresses as planned. The borrower shall not apply for the lender’s loan by means such as falsely reporting construction projects.

14.8 The borrower shall be responsible for the authenticity, validity, and legality of the materials provided to the lender, and agrees that the lender may use the aforesaid materials and information for purposes such as anti-money laundering risk management.

14.9 The borrower shall not use the lender’s services or funds for illegal and criminal activities such as money laundering and terrorist financing. If, during the continuance of the business relationship with the lender, risk characteristics specified by regulatory authorities or identified by the lender appear, the lender shall have the right to conduct necessary due diligence, up to and including suspending or terminating the service.

14.10 The borrower shall not enter into any contract or document that harms the lender’s interests, or engage in any activity that is sufficient to harm the lender’s interests.

14.11 During the loan repayment period, the borrower and its investors shall not evade debts owed to the lender by any means, including but not limited to withdrawing capital, transferring assets, or unauthorized transfer of shares, and shall not engage in other activities that harm the lender’s interests.

14.12 The borrower agrees to use an account opened within the China Postal Savings Bank system as the primary account for fund collection and settlement. The borrower agrees to accept the lender’s supervision over the inflow and outflow of the borrower’s fund collection.

14.13 Before the borrower has repaid all principal, interest, and expenses under this contract, the borrower shall, as required by the lender, submit true financial statements and information on all bank account numbers, deposit and loan balances, etc., on a regular or irregular basis. The borrower shall cooperate with the lender in conducting regular or irregular credit asset inspection activities, provide records and materials on the use of loan funds, and submit to inspection and supervision of production, operation, and financial activities as required by the lender.

14.14 Before the borrower has repaid all principal, interest, and expenses under this contract, without the lender’s prior written consent, the borrower shall not provide large-scale guarantee for others’ debts, or mortgage or pledge its principal assets to any third party, or engage in interbank lending, or prioritize the repayment of private lending funds.

14.15 If the borrower (enterprise) transfers its operating assets involving 30% or more of its total assets, it shall obtain the lender’s prior written consent.

14.16 The borrower (enterprise) shall promptly notify the lender in writing upon the occurrence of any of the following circumstances:

14.16.1 Changes in business registration matters such as domicile, correspondence address, business scope, or legal representative.

14.16.2 Occurrence of any event that threatens its normal operations or has a material adverse effect on its performance of repayment obligations under this contract, including but not limited to involvement in material economic disputes, arbitration, or imposition of material administrative penalties, bankruptcy, or deterioration of financial condition.

14.16.3 Occurrence of circumstances such as cessation of production, closure, dissolution, suspension of operations for rectification, cancellation, revocation of business license, or dissolution.

14.16.4 Occurrence of other material circumstances sufficient to affect the borrower’s (enterprise’s) debt repayment capacity.

For circumstances listed in 14.16.1, the borrower shall notify the lender in writing within 15 days from the date of the change. For other circumstances, the borrower shall notify the lender in writing on the date such circumstance occurs.

If the borrower (enterprise) amends its articles of association, such amendment shall be subject to the lender’s consent. Without the lender’s consent, any unauthorized amendment to the articles of association by the borrower (enterprise) shall have no legal effect on the lender.

14.17 If any situation occurs that may affect the borrower’s (enterprise’s) financial condition and performance capability, including but not limited to any form of division, merger, consolidation, joint venture with foreign investors, cooperation, contract operation, restructuring,改制 (system reform), or planned listing, reduction of registered capital, material asset or equity transfer, incurrence of material liabilities, asset seizure, dissolution, cancellation, (being) applied for bankruptcy, or involvement in material litigation or arbitration cases, the borrower (enterprise) shall promptly notify the lender.

14.18 The borrower (individual) shall immediately notify the lender in writing upon the occurrence of any of the following events:

14.18.1 Involvement in material litigation or arbitration, or involvement in criminal cases due to illegal acts.

14.18.2 Seizure, auction, or sale of real property under the borrower’s name.

14.18.3 Occurrence of other matters adverse to the realization of the lender’s claims.

14.19 The borrower voluntarily makes the following commitments:

14.19.1 The borrower commits to strengthening environmental and social risk management, continuously improving internal management systems for environmental and social risks, ensuring compliance with legal and regulatory requirements, and strictly adhering to laws, regulations, and rules concerning environmental and social risk management. The borrower shall refrain from causing harm or related risks to the environment and society during construction, production, and business activities (including but not limited to environmental and social issues related to energy consumption, pollution, land, health, safety, resettlement, ecological protection, energy conservation and emission reduction, climate change, biodiversity, and cultural diversity). If the borrower’s environmental and social risk classification is A or B, the borrower shall particularly strengthen its environmental and social risk management.

14.19.2 The borrower commits that its internal management documents related to environmental and social risks comply with legal and regulatory requirements and are effectively implemented.

14.19.3 The borrower commits that there are no material litigation cases related to environmental and social risks.

14.19.4 The borrower commits that all its actions and performance related to environmental and social risks are compliant.

14.19.5 The borrower commits to establishing and improving internal management systems for environmental and social risks, and specifies in detail the responsibilities, obligations, and disciplinary measures for relevant responsible personnel of the borrower.

14.19.6 The borrower commits to establishing and improving emergency response mechanisms and measures for environmental and social risk incidents.

14.19.7 The borrower commits to setting up a dedicated department and/or designating dedicated personnel to be responsible for environmental and social risk matters.

14.19.8 The borrower commits to cooperating with the lender or a third party recognized by the lender in assessment and inspection of the borrower’s environmental and social risks.

14.19.9 In the face of strong challenges from the public or other stakeholders regarding the borrower’s performance in controlling environmental and social risks, the borrower commits to providing an appropriate response or taking other necessary actions.

14.19.10 The borrower commits to urging its critical related parties to strengthen management to prevent the contagion of environmental and social risks from related parties to the borrower.

14.19.11 The borrower commits to maintaining confidentiality of the lender’s trade secrets, and this obligation shall remain effective on a long-term basis.

14.19.12 The borrower commits to performing other matters that the lender considers related to the control of environmental and social risks.

14.19.13 The borrower undertakes and agrees that the lender has the right to supervise the borrower’s environmental and social risk management and has the right to require the borrower to submit environmental and social risk reports, including but not limited to:

14.19.13.1 All types of permits, approvals, and authorizations related to environmental, social, and risks during the processes of commencement, construction, operation, and closure.

14.19.13.2 Assessments and inspections of the borrower’s environmental and social risks conducted by environmental and social risk regulatory authorities or institutions recognized by such authorities.

14.19.13.3 The supporting construction and operation of environmental facilities.

14.19.13.4 Pollutant discharge and compliance status.

14.19.13.5 Employee safety and health conditions.

14.19.13.6 Major complaints or protests from neighboring communities against the borrower.

14.19.13.7 Major environmental or social claims.

14.19.13.8 Other material matters that the lender considers relevant to environmental and social risks.

14.20 For matters not stipulated in this contract or the drawdown request, the borrower agrees to handle them in accordance with the lender’s relevant regulations and business practices.

Article 15 Lender Default

The occurrence of any one or more of the following circumstances constitutes an event of default by the lender:

15.1 Without justifiable reasons as stipulated in this contract, and provided that the borrower has performed its obligations under this contract and satisfied the conditions for disbursement, the lender fails to provide the loan to the borrower as agreed in this contract (including the drawdown request).

15.2 Without justifiable reasons as stipulated in this contract, the lender stops disbursing or accelerates the repayment of the loan.

15.3 The lender calculates interest not in accordance with the relevant interest rate regulations of the People’s Bank of China.

When an event of default by the lender as stipulated in this contract occurs, the borrower has the right to demand that the lender rectify the default within a specified period. If the borrower suffers losses as a result, the borrower has the right to demand that the lender compensate for such losses.

Article 16 Borrower Default

The occurrence of any one or more of the following circumstances constitutes an event of default by the borrower:

16.1 The borrower fails to pay any matured and unpaid debt related to the lender on time, including but not limited to the principal, interest, and other fees under this contract and related contracts (including drawdown requests) and documents.

16.2 The borrower uses the loan funds for purposes other than those stipulated in this contract or other relevant contracts (including drawdown requests) or documents signed with the lender.

16.3 The borrower fails to make payment of the loan funds in the manner stipulated in this contract or other relevant contracts (including drawdown requests) or documents signed with the lender.

16.4 Any borrower refuses to repay the loan principal or interest in accordance with this contract on the grounds that the borrowers have agreed upon a repayment ratio or share among themselves.

16.5 The borrower fails to fully perform any obligation or fully comply with any provision under this contract or other relevant contracts (including drawdown requests) or documents signed with the lender, and fails to take remedial measures satisfactory to the lender after receiving written notice from the lender.

16.6 As a party, the borrower fails to repay or indicates an intention not to repay any debt under a loan contract (or line of credit contract, drawdown request) or other contract signed with the lender or a third party.

16.7 Based on the lender’s reasonable judgment, other events occur that may endanger or impair the lender’s rights and interests under this contract, such as significant changes in market conditions or national policies related to the borrower’s business that will adversely affect the borrower’s operating condition.

16.8 When the following events occur, they constitute an event of default by the borrower in managing environmental and social risks:

16.8.1 The borrower’s representations, warranties, and undertakings regarding environmental and social risk management have not been duly performed.

16.8.2 The borrower has been penalized by relevant government authorities due to poor environmental and social risk management.

16.8.3 The borrower has been strongly challenged by the public and/or media or non-governmental environmental protection organizations due to poor environmental and social risk management.

16.8.4 Other events of default regarding environmental and social risk management agreed upon by the lender and the borrower, including cross-default events.

16.9 The borrower fails to comply with its undertakings.

16.10 The borrower breaches the agreed financial indicators.

16.11 The borrower experiences a material cross-default event.

16.12 Other circumstances occur that the lender considers sufficient to affect the realization of the creditor’s rights.

Article 17 The lender may terminate this contract upon the occurrence of one or more of the following circumstances:

17.1 Borrower

17.1.1 The borrower is involved in material litigation, arbitration, or administrative or criminal cases, or has committed a material default event with other creditors, including but not limited to defaulting on loans from other banks or defaulting on payments to suppliers, which materially affects the borrower’s creditworthiness and capacity, or such circumstances are sufficient to frustrate the purpose of this contract.

17.1.2 The borrower expressly states or indicates through its actions that it will not perform its obligations under this contract or any other contract signed with the lender.

17.1.3 The borrower provides false materials or conceals material operational or financial facts.

17.1.4 The borrower fails to perform its obligations under this contract.

17.1.5 An event of default has occurred under other contracts signed between the borrower and the lender.

17.1.6 The borrower engages in acts of transferring assets, withdrawing capital, evading debts, or other acts that harm or may harm the lender’s rights and interests.

17.1.7 The borrower or its senior management engages in or is suspected of engaging in illegal or non-compliant business activities.

17.1.8 The borrower’s repayment capacity may undergo a material adverse change.

17.1.9 Financial assets, real estate, or other material assets may suffer material damage or diminution in value.

17.1.10 National policies are adjusted in a manner that may have a material adverse effect on the safety of the loan.

17.1.11 The borrower is listed as a dishonest person subject to enforcement by a judicial adjudication authority.

17.1.12 Adverse records appear on the borrower’s credit report.

17.1.13 The amount of external guarantees provided by the borrower increases substantially.

17.1.14 Loans for which the borrower has provided external guarantees become overdue.

17.1.15 Other circumstances that endanger or may endanger the lender’s rights and interests.

17.2 Borrower (Enterprise)

17.2.1 A material adverse change occurs in the market related to the borrower’s business.

17.2.2 The borrower’s business status changes to revocation, cancellation, relocation in, relocation out, suspension of business, liquidation, reorganization, dissolution, or bankruptcy.

17.2.3 In the event of a split, merger, significant acquisition, restructuring, reorganization, or other similar circumstances that materially affect the borrower’s repayment ability.

17.2.4 The borrower’s commercial reputation has been materially impaired.

17.2.5 The borrower’s business operations have encountered material difficulties or its financial condition has undergone a material adverse change.

17.3 Borrower (natural person)

17.3.1 The borrower no longer serves as the legal representative or de facto controller of the borrowing enterprise.

17.3.2 The borrower’s mortgage loan or credit card under the borrower’s own name has been consecutively overdue for more than three installments.

17.3.3 The borrower’s mortgage loan or credit card under the borrower’s own name has been cumulatively overdue for more than six installments.

17.3.4 The borrower dies, is declared missing, or is declared dead.

17.4 If the lender terminates the contract early, the date of contract termination shall be the date on which the lender notifies the borrower in writing, orally, or by any other means.

Article 18 If the borrower commits any breach of contract as stipulated in this contract, the lender shall have the right to adjust, reduce, suspend, or terminate the disbursement of loans under this contract based on the severity of the breach, and to take the following remedial measures:

18.1 Declare all or part of the outstanding principal and interest of the loans/trade financing and other amounts payable under this contract (including drawdown notices) and other contracts between the borrower and the lender to be immediately due, and accelerate the recovery of disbursed loans.

18.2 The lender shall have the right to cease credit extensions to the borrower (including but not limited to revoking previously granted credit commitments, refusing to disburse loans, provide financing, issue guarantees, letters of credit, or bank acceptances, etc.).

18.3 The lender shall suspend the disbursement of loans until the borrower has taken remedial measures satisfactory to the lender.

18.4 Cease the disbursement of loans.

18.5 Require the borrower to rectify the breach or other circumstances detrimental to the security of the loan within a specified period, implement debt protection measures, or provide effective security.

18.6 Require the borrower to pay liquidated damages equal to one percent of the amount under this contract (including drawdown notices). If the liquidated damages are insufficient to compensate for the lender’s losses, the borrower shall continue to bear compensation liability.

18.7 Require the borrower to bear all reasonable expenses incurred by the lender in enforcing its claims (including but not limited to litigation fees, attorney fees, etc.).

18.8 Require the borrower to provide or increase security, in forms including but not limited to guarantees, mortgages, and pledges.

18.9 Other punitive measures agreed upon between the lender and the borrower, or other remedial measures permitted by law.

18.10 For acts by the borrower such as evading the lender’s supervision, defaulting on principal and interest, or other breaches, the lender shall have the right to implement remedial measures and to report such acts to relevant authorities or entities. If the borrower cannot be located or directly contacted for collection, the lender shall have the right to conduct public notice collection through news media in a reasonable and lawful manner.

18.11 Take other measures in accordance with relevant legal provisions to protect the lender’s rights and interests under this contract.

Article 19 Evidentiary effect of the lender’s records

Unless there is reliable and conclusive evidence to the contrary, the lender’s internal accounting records concerning principal, interest, fees, and repayment records, as well as the documents, vouchers generated or retained by the lender during the borrower’s loan disbursement, repayment, and interest payment processes, and the lender’s collection records and vouchers, shall constitute conclusive evidence of the creditor-debtor relationship between the lending and borrowing parties. The borrower may not object solely on the grounds that the above records, documents, or vouchers were prepared or retained unilaterally by the lender.

Article 20 Reservation of rights

The rights of the lender under this contract shall not affect or exclude any rights it enjoys under laws, regulations, or other contracts. Any tolerance, grace period, concession, or delay in exercising any right under this contract in respect of any breach or delay shall not be deemed a waiver of the lender’s rights or interests under this contract, nor a permission or acknowledgment of any breach of this contract, nor shall it limit, prevent, or hinder the lender from continuing to exercise such rights or any other rights, nor shall it cause the lender to assume any obligations or liabilities toward the borrower.

The borrower undertakes that, in the event of a breach of its obligations under this contract, the lender may report the borrower’s default and credit impairment information to credit reference agencies and the banking industry association. The borrower also authorizes the banking industry association to share the borrower’s credit impairment information among banking financial institutions through appropriate means, or even to disclose it to the public. The borrower voluntarily accepts joint disciplinary and credit impairment remediation measures taken by the lender and other banking financial institutions, including but not limited to reducing or suspending credit extensions, prohibiting the opening of new settlement accounts, and suspending the issuance of new credit cards to the legal representative.

Article 21 If, in addition to the debts under this contract, the borrower owes other matured debts to the lender, the lender shall have the right to inquire into and deduct from the borrower’s accounts opened with China Postal Savings Bank and its branches, in renminbi or other currencies, any amounts to first satisfy any matured debt. The borrower shall fully cooperate, and the lender shall promptly notify the borrower after such deduction.

Article 22 The borrower agrees to accept collection methods such as telephone and text message reminders, collection letters, and emails from the lender, and shall be responsible for the authenticity of the reserved telephone number and correspondence address. The person answering the reserved telephone shall be deemed to be the borrower himself or herself. A collection letter sent to the reserved correspondence address shall be deemed to have been served on the borrower. If the borrower’s telephone number or correspondence address changes, the borrower shall notify the lender before the current interest settlement date; otherwise, the borrower shall bear any adverse consequences arising therefrom. Telephone and text message collection and other collection methods shall have the same legal effect as collection letters.

Article 23 Notices

23.1 Unless otherwise agreed in this contract, all notices, requests, demands, and other communications under this contract shall be made in writing and sent to the address, telephone number, fax number, or email address specified in Article 1 of the special terms of this contract. Each party shall be responsible for the authenticity of its respective address, telephone number, fax number, and email address as agreed in this contract and confirms their validity.

23.2 The parties to this contract agree that any written document delivered in person shall be deemed served upon the recipient’s signature of receipt. If the recipient refuses to sign, the deliverer may record the delivery process by taking photographs or videos and leave the document at the premises, which shall be deemed served. If delivered by mail or courier, the document shall be deemed served seven days after the date of the postmark at the place of dispatch. If no one accepts delivery or delivery is refused, the date of return of the document shall be deemed the date of service. If delivered by modern communication methods such as fax, text message, or email, any notice or litigation document sent by the lender or judicial authority to the borrower shall be deemed served. If the borrower’s designated mobile phone number, billing address, email address, fax number, or other contact information becomes changed, out of service, malfunctioning, abandoned, deleted, or otherwise unreachable, the borrower shall promptly notify the lender in writing. If the borrower fails to provide such notice in a timely manner, any debt collection notice or litigation document sent by the lender or judicial authority to the originally designated mobile phone number, billing address, email address, fax number, or other contact information shall also be deemed served. If a notice is published in a public media outlet, the date of publication shall be deemed the date of service. All documents sent by the borrower to the lender shall be deemed served only upon actual receipt (including acceptance) by the lender.

23.3 If any party to this contract wishes to change its mailing address, contact information, fax number, or email address, it shall promptly notify the other parties to this contract. Until the other parties receive notice of such change in accordance with this clause, the original contact information of the party shall remain the valid contact information. If the borrower provides an incorrect address, contact information, email address, or other details, or fails to notify the lender of a change in contact information in a timely manner, resulting in the failure of delivery or return of any document, the date of return of the document shall be deemed the date of service.

23.4 The mailing address, contact information, fax number, or email address specified in this contract, as well as the procedures for changing such information, shall apply to all processes following the execution of this contract, including any judicial proceedings such as arbitration or litigation arising from disputes under this contract. All parties to this contract (including the people’s court or arbitration institution handling the dispute) shall have the right to transmit and serve judicial documents using the mailing address, contact information, fax number, or email address specified in this contract.

23.5 The borrower agrees that the court may conduct hearings by electronic or internet-based modern methods, and acknowledges that the court may serve litigation documents, issue payment orders, or initiate litigation by the methods specified in this contract, and that such sending shall be deemed service.

Article 24 Notarization

The lender may, based on the borrower’s risk profile and with the mutual agreement of both parties, apply for notarization of this contract (including any drawdown request) as an enforceable instrument. If the borrower fails to perform its obligations under this contract after such notarization, the lender may apply to a competent people’s court for enforcement in accordance with the law.

Article 25 This contract shall be governed by and construed in accordance with the laws of the People’s Republic of China.

Article 26 Special provisions are set forth in Article 5 of the exclusive terms of this contract.

Article 27 Dispute resolution methods are set forth in Article 7 of the exclusive terms of this contract.

Article 28 Number of copies of this contract is set forth in Article 8 of the exclusive terms of this contract.

Article 29 Effectiveness, amendment, and termination of the contract.

29.1 This contract shall become effective upon signature or seal by all parties.

29.2 When an electronic contract is signed, if the parties complete the contract signing online using electronic seals, the contract shall become effective upon completion of the system seal process by the last party and generation of the system electronic contract.

29.3 The borrower confirms and agrees that China Postal Savings Bank may use the enterprise and personal information submitted by the borrower to apply for a digital certificate from China Financial Certification Authority (CFCA). CFCA shall use the borrower’s personal information (name, identity document number, telephone number, etc.) to issue the digital certificate in accordance with the Electronic Signature Law and other legal requirements, and may store the borrower’s personal information within the statutory period. CFCA contact number: [REDACTED], official website: http://www.cfca.com.cn.

29.4 If any provision of this contract becomes invalid in whole or in part under the law for any reason, the borrower shall bear the legal consequences of such invalidity. In addition, the lender shall have the right to terminate this contract and immediately seek recourse from the borrower. The invalidity of any part of this contract shall not affect the validity of the remaining provisions.

29.5 After this contract becomes effective, neither party may unilaterally amend or terminate this contract except as otherwise provided herein. Unless otherwise agreed in this contract, any amendment or termination shall require mutual agreement between the parties and shall be made in writing. If the borrower requests an amendment or early termination, it shall notify the lender in writing at least one month in advance.

Part 2 Exclusive Terms

Article 1 Contracting Parties

Lender: China Postal Savings Bank Co., Ltd. Shanghai Baoshan District Branch/Sub-branch

Registered address: No. 1317 Mudanjiang Road, Baoshan District, Shanghai

Telephone: [REDACTED] Fax: /

Email: / Person in charge: Wang Xiaolan

Borrower (enterprise): WIPO (Shanghai) New Energy Technology Co., Ltd.

Registered address: Room 1706, No. 501 Wuning Road, Putuo District, Shanghai

Telephone: [REDACTED] Fax: /

Email: / Legal representative/person in charge: Liu Yuejin

Borrower (individual): Liu Yuejin

Identification document type: Resident identity card

Identification document number: [REDACTED]

Registered address: Room 1706, No. 501 Wuning Road, Putuo District, Shanghai

Telephone: [REDACTED] Fax: /

Email: /

Article 2 Loan Facility

The loan facility under this contract is: currency renminbi, amount (in words) four million two hundred eight thousand yuan only, (in figures) rmb 4,208,000.00 (in case of discrepancy between words and figures, the words shall prevail).

Article 3 Loan Term

The term of the loan facility is 24 months, from July 23, 2024 to July 22, 2026. The first 12 months within the facility term shall be the drawdown period, from July 23, 2024 to July 22, 2025. During the drawdown period, provided the facility remains valid, the borrower may apply to draw down the loan.

The term of each individual loan refers to the period from the drawdown date of such individual loan to the agreed repayment date. The maximum term of any individual loan incurred during the loan availability period shall be twelve (12) months.

Article 4 The loan under this contract may be drawn by the borrower in accordance with the following method 4.1:

4.1 Revolving basis. The borrower may repeatedly draw loans during the validity period of the credit facility, provided that the outstanding balance of all drawn loans shall not exceed the amount agreed in this contract.

4.2 Non-revolving basis. The borrower may draw loans in installments during the validity period of the credit facility, provided that the total amount of all drawn loans shall not exceed the amount agreed in this contract.

Article 5 Special agreements. The lender and the borrower mutually agree to the following:

Article 6 Fees

The parties agree on fees as follows:

Article 7 Disputes and resolution

Any dispute arising from the performance of this contract between the parties shall be resolved through negotiation or mediation. If negotiation or mediation fails, the dispute shall be resolved in accordance with the following method 7.1:

7.1 File a lawsuit with the competent people’s court (including internet courts) in the place where the lender is domiciled.

7.2 File a lawsuit with the ____________ court.

7.3 Submit the dispute to the ____________ / ____________ arbitration commission for arbitration in accordance with its arbitration rules in effect at the time of application. The arbitration award shall be final and binding upon both parties.

During the period of litigation or arbitration, the terms of this contract not involved in the dispute shall continue to be performed.

Article 8 Number of copies

This contract is executed in three (3) counterparts, with the lender holding two (2) copies and each borrower holding one (1) copy. Each counterpart shall have the same legal effect.

(The following is the signature and seal page, with no main text)

Borrower’s declaration: The lender has legally presented to us the relevant terms of this contract (especially the bold terms and bold headings) and, upon our request, has explained the concepts, content, and legal effects of such terms. We have acknowledged and understood the above terms.

Borrower’s declaration: During the term of this contract, all borrowers (natural persons) authorize the borrower (enterprise) to execute drawdown requests or loan receipts, loan drawdowns, loan modifications, loan repayments, and loan settlements, whether online or offline. Any such actions taken by the borrower (enterprise) online or offline shall be deemed joint actions of the borrower (enterprise) and all borrowers (natural persons), and all borrowers (natural persons) shall be jointly and severally liable for the resulting repayment obligations and other liabilities.

Lender (seal)

Legal representative / responsible person or authorized agent

Borrower (enterprise) (seal) WIPO (Shanghai) New Energy Technology Co. Ltd.

Legal representative / responsible person or authorized agent

Borrower (natural person): Yuejin Liu

Identification document type: Resident identity card

Identification document number: [REDACTED]

Date of signing: July 23, 2024

Place of signing: Room 1706, No. 501 Wuning Road, Putuo District, Shanghai